ADMINISTRATIVE SERVICES AGREEMENT

     This Agreement is made as of the 13th day of August, 2001, by and between INVESCO Funds Group, Inc. ("INVESCO"), and IDS Life Insurance Company, a Minnesota corporation, and IDS Life Insurance Company of New York, a New York corporation (each a "Insurance Company" and collectively the "Insurance Companies"), collectively, the "Parties."

                                   WITNESSETH:
                                   -----------

     WHEREAS, INVESCO serves as the administrator for the INVESCO Variable Investment Funds, Inc. (the "Company"); and

     WHEREAS, each Insurance Company has entered into agreements, both dated August 13, 2001, with the Company, INVESCO Distributors, Inc. and INVESCO (each a " Fund Participation Agreement") pursuant to which the Company will make shares of certain of its managed portfolio of securities ("Portfolios") available to certain variable life insurance and/or variable annuity contracts offered by Insurance Companies through certain separate accounts (the "Separate Accounts") at net asset value and with no sales charges, subject to the terms of the Fund Participation Agreement; and

     WHEREAS, the Fund Participation Agreement provides that the Company will bear the costs of preparing, filing with the Securities and Exchange Commission, printing or duplicating and mailing the Company's (or the Portfolios') prospectus, statement of additional information and any amendments or supplements thereto, periodic reports to shareholders, Fund proxy material and other shareholder communications (collectively, the "Fund Materials") required by law to be sent to owners of Contracts ("Contract Owners") who have allocated any Contract value to a Portfolio; and

     WHEREAS, the Fund Participation Agreement provides that Insurance Companies, at their expense, will provide various administrative and shareholder contact services with respect to prospective and actual Variable Contract Owners of Insurance Companies; and

     WHEREAS, the Fund Participation Agreement makes no provision for the rate at which each party shall incur expenses in connection with the servicing of Contract Owners who have allocated Contract value to a portfolio, including, but not limited to, responding to various Contract Owner inquiries regarding a Portfolio; and

     WHEREAS, the Parties hereto wish to allocate the expenses in a manner that is fair and equitable, and consistent with the best interests of Contract Owners; and

     WHEREAS, the Parties hereto wish to establish a means for allocating the expenses that does not entail the expense and inconvenience of separately identifying and accounting for each item of Fund expense;

     NOW THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereto agree as follows:

     I. SERVICES PROVIDED:
        ------------------

Insurance Companies agree to provide services to the Company and INVESCO including the following:

a) responding to inquiries from Insurance Company Contract Owners using one or more of the Portfolios as an investment vehicle regarding the services performed by Insurance Companies as they relate to INVESCO, the Company or its Portfolios;

b) providing information to INVESCO or the Company and to Contract Owners with respect to shares attributable to Contract Owner accounts;

c) communicating directly with Contract Owners concerning INVESCO or the Company's operations;

d) providing such similar services as INVESCO or the Company may reasonably request to the extent permitted or required under applicable statutes, rules and regulations.

     II. EXPENSE ALLOCATIONS:
         --------------------

Subject to Section III hereof, and the provisions of Article IV of the Fund Participation Agreement, Insurance Companies or their affiliates shall initially bear the costs of the following:

a)   printing  and   distributing  all  Fund  Materials  to  be  distributed  to prospective Contract Owners except as may otherwise be provided in the Fund Participation Agreement;

b) printing and distributing all sales literature or promotional material developed by Insurance Companies or their affiliates and relating to the Contracts;

c) servicing Contract Owners who have allocated Contract value to a Portfolio, which servicing shall include, but is not limited to, the items listed in Paragraph I of this Agreement.

     III. PAYMENT OF EXPENSES:
          --------------------

In recognition of the substantial savings in administrative expenses to INVESCO and the Company by virtue of having a sole shareholder, Insurance Companies, and having that shareholder be responsible for the servicing of the Contract Owners, INVESCO will pay an administrative service fee to Insurance Companies, as described below:

a) INVESCO shall pay to Insurance Companies an Administrative Services Fee (hereinafter, the "Quarterly Fee") equal to a percentage of the average daily net assets of the Portfolios attributable to Contracts offered by Insurance Companies, at the annual rate of 0.25% on the aggregate net assets placed by Insurance Companies in the Portfolios of the Company designated in Schedule B of the Fund Participation Agreements, as may be amended from time to time. The Quarterly Fee is in consideration of the expenses incurred by Insurance Companies pursuant to Section II hereof. The payment of the Quarterly Fee shall commence on the date first indicated above and shall continue for so long as assets from the variable annuity or variable life insurance contracts of Insurance Companies remain in the Portfolios.

b) INVESCO shall pay to Insurance Companies on a quarterly basis an additional Support Fee (hereinafter, the "Support Fee") equal to a percentage of the average daily net assets of the Portfolios attributable to Contracts offered by Insurance Companies, at the annual rate of 0.25% on the first $250 million and 0.30% on assets over $250 million of the aggregate net assets placed by Insurance Companies in the INVESCO VIF Funds designated in Schedule B of the Fund Participation Agreements, as may be amended from time to time. The Support Fee is in consideration of the expenses incurred by Insurance Companies pursuant to Section II hereof. The payments of the Support Fee shall commence on the date first indicated above and shall continue for so long as assets from the variable annuity or variable life insurance contracts of Insurance Companies remain in the Portfolios.

c) From time to time, the Parties hereto shall review the Quarterly Fee to determine whether it reasonably approximates the incurred and anticipated costs, over time, of Insurance Companies in connection with their duties hereunder. The Parties agree to negotiate in good faith any change to the Monthly Fee proposed by another Party in good faith.

d)   This  Agreement  shall not  modify any of the  provisions  of Article IV or
     Article VI of the Fund Participation Agreements, but shall supplement those provisions.

     IV. TERM OF AGREEMENT:
         ------------------

This Agreement shall continue in effect for so long as an Insurance Company or its successor(s) in interest, or any affiliate thereof, continues to hold shares of the Company or its Portfolios, and continues to perform in a similar capacity for the Company and INVESCO.

     V. INDEMNIFICATION:
        ----------------

(a) Insurance Companies agree to indemnify and hold harmless the Company and INVESCO, and their officers, employees, and directors, from any and all loss, liability and expense resulting from the gross negligence or willful wrongful act of Insurance Companies under this Agreement, except to the extent such loss, liability or expense is the result of the willful misfeasance, bad faith or gross negligence of the Company or INVESCO in the performance of its duties, or by reason of the reckless disregard of their obligations and duties under this Agreement.

(b) The Company and INVESCO agree to indemnify and hold harmless the Insurance Companies and their officers, employees, and directors from any and all loss, liability and expense resulting from the gross negligence or willful wrongful act of the Company or INVESCO under this Agreement, except to the extent such loss, liability or expense is the result of the willful misfeasance, bad faith or gross negligence of Insurance Companies in the performance of their duties, or by reason of the reckless disregard of their obligations and duties under this Agreement.

     VI. NOTICES:
         --------

Notices and communications required or permitted hereby will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

if to INVESCO or the Company:

INVESCO Funds Group, Inc.
7800 East Union Avenue
Denver, CO 80237
Attn: Ronald L. Grooms - Senior Vice President
FAX: 303 930-6541

if to IDS Life Insurance Company:

IDS Life Insurance Company
1765 AXP Financial Center
Minneapolis, Minnesota 55474
Attn: Executive Vice President, Annuities

with a copy to:

IDS Life Insurance Company
50607 AXP Financial Center
Minneapolis, Minnesota 55474
Attn: General Counsel's Office

if to IDS Life Insurance Company of New York:

IDS Life Insurance Company of New York
249 AXP Financial Center
Minneapolis, Minnesota 55474
Attn: President

with a copy to:

IDS Life Insurance Company of New York
50607 AXP Financial Center
Minneapolis, Minnesota 55474
Attn: General Counsel's Office

     VII. APPLICABLE LAW:
          ---------------

Except insofar as the Investment Company Act of 1940 or other federal laws and regulations may be controlling, this Agreement will be construed and the provisions hereof interpreted under and in accordance with Delaware law, without regard for that state's principles of conflict of laws.

     VIII. EXECUTION IN COUNTERPARTS:
           --------------------------

This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

     IX. SEVERABILITY:
         -------------

If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

     X. RIGHTS CUMULATIVE:
        ------------------

The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

     XI. HEADINGS:
         ---------

The headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

INVESCO FUNDS GROUP, INC.                       INVESCO VARIABLE INVESTMENT
                                                   FUNDS, INC.

By:  /s/Ronald L. Grooms                        By: /s/Ronald L. Grooms
     -------------------                            -------------------
Ronald L. Grooms                                Ronald L. Grooms
Senior Vice President & Treasurer               Treasurer


IDS LIFE INSURANCE COMPANY                  Attest:

By:      /s/Gumer Alvero                    By:     /s/Mary Ellyn Minenko
         ---------------------                      --------------------------
Printed                                     Printed
Name:    Gumer Alvero                       Name:   Mary Ellyn Minenko
         -----------------------------              --------------------------
         Executive Vice President,
As Its:  Annuities                          As Its: Assistant Secretary
         -----------------------------              --------------------------

IDS LIFE INSURANCE COMPANY OF NEW           Attest:
YORK

By:      /s/Timothy V. Bechtold             By:     /s/Mary Ellyn Minenko
         -----------------------------              --------------------------
Printed                                     Printed
Name:    Timothy V. Bechtold                Name:   Mary Ellyn Minenko
         -----------------------------              --------------------------

As Its:  President                          As Its: Assistant Secretary
         -----------------------------              --------------------------